Exhibit 99.1

Greenfield Online — Organic Growth Rate Calculation
2004 to 2005

		Discontinuance of	Discontinuance of	Discontinuance of	Transfer of
		Cellphone Reseller	Panel Building for	Sale of Sample to	Geographic Regions	Pro Forma
(In Millions $ US)	As Reported 2004	Business	Competitors	Competitors	SRVY/CIAO	Unaudited 2004
Greenfield Online
North America	$38.60					$38.60
Healthcare	$3.80					$3.80
SRVY Europe	$2.00				($2.00)	$0.00
Ciao USA					$2.00	$2.00

Greenfield Online Total	$44.40	$0.00	$0.00	$0.00	$0.00	$44.40

goZing	$13.00	($1.40)	($0.68)			$10.92
Rapidata	$2.10					$2.10
Ciao
Europe	$20.50			($0.62)		$19.88
Ciao USA	$2.00				($2.00)	$0.00
SRVY Europe					$2.00	$2.00

Ciao Total	$22.50	$0.00	$0.00	($0.62)	$0.00	$21.88

Total 2004 Net Revenue	$82.00	($1.40)	($0.68)	($0.62)	$0.00	$79.30

		Rapidata and
		goZing Pre-
	Greenfield Online	Acquisition 2005	Discontinuance of	Ciao (Europe)	Ciao Pre-Acquisition
	Feb. 2005 Pre-Ciao	Stub Revenue	Panel Building for	Revenue 2Q 2005	2005 Revenue	Pro Forma Full
(In Millions $ US)	Guidance*	(Unaudited)	Competitors	to 4Q2005	(Unaudited)	Year 2005**
Greenfield Online	$85.0	$1.2	($2.0)			$84.20
Ciao	$0.0			$25.0	$6.5	$31.50

Total 2005 Est. Net Revenue	$85.0	$1.2	($2.0)	$25.0	$6.5	$115.70

*High end of guidance range	Growth ’04 to ’05	$ 36.40
**As if the acquisitions occurred as of 1/1/2005, net of Panel Building for Competitors	Approx. Growth Rate	45.9%

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